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                                                                    Exhibit 23.1




                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectuses of GATX Financial Corporation for the registration of up to $1,000,000,000 of debt securities and pass through certificates and to the incorporation by reference therein of our report dated January 27, 2003, with respect to the consolidated financial statements and schedules of GATX Financial Corporation included in its Annual Report on Form 10-K for the year ended December 31, 2002, filed with the Securities and Exchange Commission.


                                                           /s/ ERNST & YOUNG LLP


Chicago, Illinois
May 9, 2003